Exhibit 4

BAYTEX ENERGY TRUST

Instrument of Proxy
For the Annual General Meeting of Unitholders

The undersigned holder (“Unitholder”) of trust units (“Units”) of Baytex Energy Trust (the “Trust”) hereby appoints Raymond T. Chan, President and Chief Executive Officer of Baytex Energy Ltd. (“Baytex”), of the City of Calgary, in the Province of Alberta, or, failing him, Daniel G. Belot, Vice President, Finance and Chief Financial Officer of Baytex, of the City of Calgary, in the Province of Alberta, or instead of either of the foregoing,                                   , as proxyholder of the undersigned, with full power of substitution, to attend and act and vote for and on behalf of the undersigned at the Annual General Meeting of the Unitholders of the Trust (the “Meeting”), to be held on May 17, 2004 and at any adjournment or adjournments thereof and on every ballot that may take place in consequence thereof to the same extent and with the same powers as if the undersigned were personally present at the Meeting with authority to vote at the said proxyholders’ discretion, except as otherwise specified below.  Without limiting the general powers hereby conferred, the undersigned hereby directs the said proxyholder to vote the Units represented by this instrument of proxy in the following manner:

1.                                       FOR ☐ or AGAINST ☐ fixing the number of directors of Baytex to be elected at the Meeting at six (6);

2.                                       FOR ☐ or WITHHOLD FROM VOTING FOR ☐ the election of the directors of Baytex as specified in the Management Proxy Circular of the Trust dated April 12, 2004 (the “Circular”);

3.                                       FOR ☐ or WITHHOLD FROM VOTING FOR ☐ the appointment of Deloitte & Touche LLP, Chartered Accountants, as auditors of the Trust for the ensuing year; and

4.                                       At the discretion of the said proxyholder, upon any amendment or variation of the above matters or any other matter that may properly be brought before the Meeting or any adjournment thereof, in such manner as such proxyholder, in his sole judgment may determine.

This Instrument of Proxy is solicited on behalf of the management of the Trust.  The Units represented by this Instrument of Proxy will be voted and, where the Unitholder has specified a choice with respect to the above matters, will be voted as directed above or, if no direction is given, will be voted in favour of the above matters.  Each Unitholder has the right to appoint a proxyholder, other than the persons designated above, who need not be a Unitholder, to attend and to act for him and on his behalf at the Meeting.  To exercise such right, the names of the nominees of management should be crossed out and the name of the Unitholder’s appointee should be legibly printed in the blank space provided.

The undersigned hereby revokes any proxies heretofore given.

Dated this day of , 2004.

(Signature of Unitholder)

(Name of Unitholder – please print)

NOTES:

1.                                       If the Unitholder is a corporation, its corporate seal must be affixed or it must be signed by an officer or attorney thereof duly authorized.

2.                                       This form or proxy must be dated and the signature hereon should be exactly the same as the name in which the shares are registered.

3.                                       Persons signing as executors, administrator, trustees, etc., should so indicate and give their full title as such.

4.                                       This instrument of proxy will not be valid and not be acted upon or voted unless it is completed as outlined herein and delivered to the attention of Valiant Trust Company, Suite 510, 550 – 6th Avenue S.W., Calgary, Alberta T2P 0S2.  A proxy is valid only at the Meeting in respect of which it is given or any adjournment(s) of that Meeting.